Exhibit 10.19

                     THIRD AMENDMENT TO
                 ENRON CORP. 1991 STOCK PLAN
       (As Amended and Restated Effective May 4, 1999)


          WHEREAS, ENRON CORP. (the "Company") and the stockholders of the Company have heretofore approved and adopted the Enron Corp. 1991 Stock
     Plan (As Amended and Restated Effective May 4,
     1999)(the "Plan"); and

          WHEREAS, the Company desires to amend the Plan to clarify that as a result of the two for one stock split of Enron Corp. common stock effective August 13, 1999 (the "Stock Split
     Date"), the number of shares of common stock available for granting Awards under the Plan have increased, as have the number of shares of common stock for Awards of Options under Section 5.1 and Performance-Based Restricted Stock under Section
     5.2.

          NOW, THEREFORE, the Plan is amended as
     follows effective the Stock Split Date:


     1. Subparagraph (i) under Section 3.1 of the Plan is deleted and the following is inserted in its place:

          (i)  CALCULATION OF NUMBER OF SHARES
     AVAILABLE. Subsequent to the August 13, 1999 two for one stock split of Enron Corp. common stock the number of Shares available for granting Awards under the Plan shall be 20 million (20,000,000)
     Shares, subject to adjustment as provided in
     Section 3.2.


     2. Subparagraph (v) under Section 5.1 of the Plan is deleted and the following is inserted in its place:

     (v)  Limit on Size of Option Grants.  No
     individual shall be granted Options totaling more than 2,000,000 shares in any single calendar year.


     3. The penultimate sentence of subparagraph (vi) under Section 5.2 of the Plan is deleted and the following is inserted in its place:

     "Notwithstanding any other provision of the Plan, no individual shall be granted Awards of Restricted Stock under this Section 5.2(vi) totaling more than 200,000 Shares in any single calendar year."


     4. Wherever in the Plan reference is made to the "Management Committee," such reference is revised to mean the Executive Committee of the Company.

     AS AMENDED HEREBY, the Plan is specifically ratified and reaffirmed.

     Date:  December 14, 1999      ENRON CORP.


                                   /s/ MARY K. JOYCE
                                   By:  Mary K. Joyce
                                        Vice President,
                                        Corp. Compensation

     ATTEST:


     By: /s/ REBECCA C. CARTER
     Title: